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                        CONSENT OF INDEPENDENT AUDITORS


       We consent to the incorporation by reference in the Registration Statements pertaining to the Incentive Stock Option Plan (Form S-8, No. 33-22941) and the Savings and Stock Investment Plan (Form S-8, No. 33-32522) of United Bankshares, Inc. and subsidiaries of our report dated February 22, 1996, with respect to the consolidated financial statements of United Bankshares, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                             /s/ERNST & YOUNG LLP



Charleston, West Virginia
March 27, 1996